Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Special Financial Report (the “Report”) filed with the Securities and Exchange Commission on the date hereof pursuant to Rule 15d-2 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) by MediciNova, Inc. (the “Company”), I, Takashi Kiyoizumi, the Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i) the Report fully complies with the requirements of section 15(d) of the Exchange Act, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Takashi Kiyoizumi
Takashi Kiyoizumi, M.D., Ph.D. Principal Executive Officer and Principal Financial and Accounting Officer

March 21, 2005